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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
INNOVA CORPORATION



            We consent to the incorporation by reference in the registration statement dated August 21, 1997 on Form S-8 of Innova Corporation of our report dated April 30, 1997, except as to Note 17, which is as of June 17, 1997, relating to the consolidated balance sheets of Innova Corporation and subsidiary as of March 31, 1996 and December 31, 1996, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended March 31, 1996 and for the nine month fiscal period ended December 31, 1996, and related financial statement schedule, which reports appear in Innova Corporation's registration statement (No. 333-29547) on Amendment No. 3 to Form S-1.


                                                   KPMG Peat Marwick LLP


Seattle, Washington
August 21, 1997.